Exhibit 4.24

CERTIFICATE OF FORMATION

OF

EXCO MIDCONTINENT MLP, LLC

This Certificate of Formation, dated November 27, 2007, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

EXCO Midcontinent MLP, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. This Certificate of Formation of EXCO Midcontinent MLP, LLC shall become effective as of 6:00 PM Eastern Standard Time on November 27, 2007.

EXECUTED as of the date written first above.

By:	/s/ William L. Boeing

Name:	William L. Boeing
Authorized Person